UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2016

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue
Suite 725
	Chicago, Illinois	60654
	(Address of principal executive offices)	(Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

Echo Global Logistics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 17, 2016. The matters that were voted on at the Annual Meeting of Stockholders and the final voting results for each matter are set forth below.

Proposal No. 1: Election of Directors

The following nominees were elected to the Board of Directors of the Company for a one-year term expiring at the Company’s 2017 Annual Meeting of Stockholders, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Samuel K. Skinner	22,563,250	1,495,448	15,716	2,017,962
Douglas R. Waggoner	22,824,697	1,243,951	5,766	2,017,962
Bradley A. Keywell	15,068,521	8,990,355	15,538	2,017,962
Matthew Ferguson	22,631,830	1,427,046	15,538	2,017,962
David Habiger	13,347,345	10,711,356	15,713	2,017,962
Nelda J. Connors	23,475,857	582,938	15,619	2,017,962
Paul Loeb	21,209,583	2,849,974	14,857	2,017,962

Proposal No. 2: Ratification of Appointment of Ernst & Young LLP to Serve as Independent Registered Public Accounting Firm for the Company for the Fiscal Year Ending December 31, 2016

The ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved as follows:

FOR	AGAINST	ABSTAIN
25,977,163	100,809	14,404

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: June 21, 2016	By:	/s/ Kyle L. Sauers
	Name:	Kyle L. Sauers
	Title:	Chief Financial Officer and Secretary